EXHIBIT 99
                         FORM 3 JOINT FILER INFORMATION


NAME:  DR. LAURA A. BERMAN

RELATIONSHIP OF REPORTING PERSON TO ISSUER:  PRESIDENT, DIRECTOR AND 10% OWNER.

ADDRESS:  c/o BERMAN CENTER, INC., 211 EAST ONTARIO, SUITE 800, CHICAGO,
IL 60611.

DESIGNATED FILER:  SAMUEL CHAPMAN

ISSUER AND TICKER SYMBOL:  BERMAN CENTER, INC. [LBCT]

DATE OF EVENT REQUIRING STATEMENT:   06/16/05


SIGNATURE:    /s/ DR. LAURA A. BERMAN
           ------------------------------
              DR. LAURA A. BERMAN